Exhibit 99.1

Narragansett Bancorp, Inc.
Announces Results for the Quarter Ended September 30, 2026
Investor Contact
Marie Pellegrino
President
IR@baycoastbank.com
888-806-2872

SWANSEA, MA, October 27, 2026- Narragansett Financial Corporation (the "Company"), the parent company of BayCoast Bank, today announced its third quarter financial results. Following completion of the pending reorganization and related stock offering, Narragansett Bancorp, Inc. will become the consolidated reporting entity. The Company reported net income of $4.4 million, compared to net income of $3.5 million for the prior quarter, an increase of $954,000. The increase is attributed to a $1.4 million increase in net interest income, a $1.1 million decrease in provision for credit losses and a $562,000 decrease in operating expenses, partially offset by a $1.2 million decrease in non-interest income and a $929,000 increase in provision for income taxes.

BALANCE SHEET

•
Total assets were $2.96 billion at September 30, 2026, representing an increase of $87.9 million, or 3.1%, from the prior quarter.
•
Total cash and cash equivalents were $98.0 million on September 30, 2026, representing an increase of $45.2 million, or 85.8%, from the prior quarter. The increase was due to proceeds from our minority stock offering that were being held in escrow pending the completion of the offering.
•
Investment securities totaled $390.2 million at September 30, 2026, representing an increase of $30.4 million, or 8.4%.
•
Gross loans were $2.3 billion on September 30, 2026, representing an increase of $21.6 million or 1.0% from the prior quarter as demand for new originations continued. The main driver of the new growth was in home equity loans and lines of credit and residential real estate loans, which increased $39.6 million and $7.0 million, respectively. This increase was partially offset by a $14.6 million decrease in consumer loans and an $11.3 million decrease in commercial and multi-family loans.
•
Deposits totaled $2.6 billion on September 30, 2026, representing an increase of $125.6 million, or 5.1% from the prior quarter. Demand deposits increased $105.7 million from the prior quarter due to proceeds from the minority stock offering being held in escrow. Money market accounts increased $32.7 million and interest-bearing accounts increased $9.7 million, partially offset by a $22.2 million decrease in certificates of deposit.
•
FHLB borrowings totaled $45.5 million on September 30, 2026, representing a decrease of $40.0 million, or 46.8% from the prior quarter, due to our improved liquidity position.
•
Subordinated debt was $94.8 million at September 30, 2026, representing an increase of $206,000, or 0.22%, from the prior quarter.

•
Retained earnings were $187.4 million on September 30, 2026, which represents a decrease of $1.8 million from the prior quarter. Net income of $4.4 million was offset by a $6.2 million increase in accumulated other comprehensive losses, primarily driven by unrealized losses in the U.S. Treasury portfolio resulting from higher market interest rates during the quarter.

NET INTEREST INCOME

•
Net interest income was $22.8 million for the three months ended September 30, 2026, compared to $21.4 million for the prior quarter, representing an increase of $1.4 million, or 6.7%. Net interest income was $19.5 million for the same period last year, representing an increase of $3.3 million, or 16.8%.
•
Net interest margin was 3.42% for the three months ended September 30, 2026, which represents a 21 basis point improvement from the prior quarter. Compared to the same quarter last year, net interest margin has expanded by 55 basis points.
•
The increase in interest income during the three months ended September 30, 2026, was primarily attributable to increases in loan and investment securities yields, partially offset by decreases in the average balance of loans and investment securities.
•
Interest expense for the three months ended September 30, 2026, was consistent with the prior quarter. Total average deposits increased, as well as the yield on subordinated debt; however, this was partially offset by a decrease in the average balance of other borrowings.

PROVISION FOR CREDIT LOSS & ASSET QUALITY

•
Provision for credit loss decreased by $1.1 million from the prior quarter due to an improvement in asset quality. A benefit of $250,000 was recorded during the third quarter of 2026 due to a decrease in the allowance on individually evaluated loans.
•
The allowance for credit losses to total loans was 1.31% as of September 30, 2026, compared to 1.34% as of June 30, 2026 and 1.36% as of September 30, 2025.
•
Non-performing loans as a percentage of total loans was 1.55% as of September 30, 2026, compared to 1.90% as of June 30, 2026. The decrease was due to a commercial real estate loan and a commercial loan in the amounts of $6.0 million and $1.1 million, respectively, that paid off during the third quarter.
•
Non-performing loans as a percentage of total loans was 0.28% as of September 30, 2025. The increase in non-performing loans when compared to September 30, 2025, was due to four commercial real estate loans and one commercial loan, with total balances of $35.8 million, being placed on non-accrual status. All four loans were performing as of September 30, 2026.

NON-INTEREST INCOME

•
Non-interest income was $12.8 million for the quarter ended September 30, 2026, a decrease of $1.2 million from the prior quarter.
•
Bank owned life insurance income decreased $1.4 million during the quarter due to market-related changes in the value of assets associated with the non-qualified deferred compensation plan.
•
Mortgage banking income decreased $328,000 during the quarter due to a decrease in loan sale volume.

•
These decreases were partially offset by a $436,000 increase in gain (loss) on portfolio loans due to more favorable pricing on private investor sales and a $249,000 increase in net loan servicing fee (expense) income due to a decrease in mortgage servicing rights amortization.

NON-INTEREST EXPENSE

•
Non-interest expense was $30.0 million for the quarter ended September 30, 2026, a $562,000 decrease from the prior quarter.
•
Salaries and employee benefits decreased $1.2 million during the quarter due to lower deferred compensation attributed to market fluctuations in the non-qualified deferred compensation plan, partially offset by an increase in bonus expense.
•
Other general and administrative expenses increased $665,000 during the quarter due primarily to a significant one-time charitable donation.

PROVISION FOR INCOME TAX

•
Income tax expense increased by $929,000 for the quarter ended September 30, 2026, due to a decrease in tax- exempt income. The effective tax rates were 24.4% and 12.6% for the quarter ended September 30, 2026 and June 30, 2026, respectively. The effective tax rate for each period was below the statutory rate due to tax-exempt income.

ABOUT BAYCOAST BANK.
Originally chartered in 1851, BayCoast Bank is a Massachusetts-chartered stock savings bank that operates from its main office and 26 full-service branch banking offices in the South Coast of Massachusetts and the State of Rhode Island, as well as two loan production offices in Massachusetts and Rhode Island. BayCoast Bank’s deposits are insured in full beyond federal deposit insurance coverage limits by the Depositors Insurance Fund.

Selected Financial Data (unaudited)

	At or For the Three Months Ended			At or For the Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Financial Condition Data:	(Dollars in Thousands)
Loans, net of allowance for credit losses	$2,242,028	$2,219,766	$2,252,679	$2,242,028	$2,252,679
Total assets	2,962,416	2,874,485	2,874,964	2,962,416	2,874,964
Deposits	2,574,083	2,448,460	2,435,202	2,574,083	2,435,202
Total retained earnings	187,391	189,196	179,075	187,391	179,075
Performance Ratios:
Return on average assets (1)	0.60%	0.48%	0.41%	0.42%	0.14%
Return on average equity (1)	9.32%	7.41%	2.35%	6.52%	2.44%
Interest rate spread (2)	3.03%	2.80%	2.44%	2.79%	2.29%
Net interest margin (1)(3)	3.42%	3.21%	2.87%	3.20%	2.72%
Noninterest expense to average assets (1)	4.08%	4.25%	4.01%	4.14%	3.88%
Efficiency ratio (4)	84.25%	86.49%	90.70%	86.85%	89.99%
Average interest-earning assets to average interest-bearing liabilities	121.57%	121.07%	120.02%	121.13%	118.47%
Loans to deposits ratio	88.40%	92.05%	93.94%	88.40%	93.94%
Capital Ratios:
Average equity to average assets	6.58%	6.56%	6.10%	6.55%	5.96%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	1.31%	1.34%	1.36%	1.31%	1.36%
Allowance for credit losses on loans as a percentage of non-performing loans	84.85%	70.78%	480.80%	84.85%	480.80%
Net (charge-offs) recoveries to average outstanding loans during the period (1)	(0.03)%	(0.16)%	(0.09)%	(0.09)%	(0.08)%
Non-performing loans as a percentage of total loans	1.55%	1.90%	0.28%	1.55%	0.28%
Non-performing loans as a percentage of total assets	1.19%	1.49%	0.23%	1.19%	0.23%
Total non-performing assets as a percentage of total assets	1.19%	1.49%	0.23%	1.19%	0.23%

(1)
Annualized for the three-month and nine-month periods.
(2)
Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)
Represents net interest income as a percentage of average interest-earning assets.
(4)
Represents operating expenses divided by the sum of net interest income and other income.

Consolidated Balance Sheets (Unaudited)

	September 30, 2026	June 30, 2026	December 31, 2025	September 30, 2025
	(In thousands)
Assets
Cash and cash equivalents	$97,987	$52,748	$38,519	$55,776
Securities available for sale, at fair value	390,202	359,819	342,292	334,465
Marketable equity securities, at fair value	2,427	2,378	2,188	2,107
Federal Home Loan Bank stock, at cost	3,389	5,082	5,787	5,441
Loans held for sale, at fair value	10,559	20,036	21,262	18,210
Loans, net of allowance for credit losses of $29,843 at September 30, 2026, $30,254 at June 30, 2026, $29,078 at December 31, 2025 and $31,116 at September 30, 2025	2,242,028	2,219,766	2,236,274	2,252,679
Mortgage servicing rights, net	14,662	14,644	13,991	14,614
Bank-owned life insurance	43,402	43,346	40,962	40,583
Premises and equipment, net	40,598	40,869	40,701	40,942
Accrued interest receivable	10,266	9,929	10,034	9,839
Net deferred tax asset	9,576	7,460	5,841	8,653
Goodwill and other intangible assets	27,699	27,861	28,186	28,444
Equity method investments	14,447	14,439	14,196	13,853
Right of use lease asset	9,331	9,603	10,041	10,332
Other assets	45,843	46,505	48,302	39,026
Total assets	$2,962,416	$2,874,485	$2,858,576	$2,874,964
Liabilities and Retained Earnings
Non-interest bearing deposits	$541,193	$435,538	$394,297	$412,970
Interest bearing deposits	2,032,890	2,012,922	2,029,009	2,022,232
Short-term borrowings	45,157	85,000	97,533	95,000
Long-term borrowings	313	490	530	550
Subordinated debt	94,784	94,737	94,578	109,482
Lease liability	9,566	9,830	10,257	10,536
Other liabilities	51,122	46,772	45,526	45,119
Total liabilities	2,775,025	2,685,289	2,671,730	2,695,889
Retained earnings	198,538	194,113	189,395	186,582
Accumulated other comprehensive loss	(11,147)	(4,917)	(2,549)	(7,507)
Total retained earnings	187,391	189,196	186,846	179,075
Total liabilities and retained earnings	$2,962,416	$2,874,485	$2,858,576	$2,874,964

Consolidated Statements of Net Income (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
	(In thousands)
Interest and dividend income:
Interest and fees on loans	$33,061	$31,880	$33,057	$96,423	$98,686
Interest on debt securities	3,421	3,005	2,484	9,209	6,790
Dividend income	99	118	210	331	703
Interest on cash and cash equivalents	183	141	586	365	1,397
Total interest and dividend income	36,764	35,144	36,337	106,328	107,576
Interest expense:
Interest on deposits	11,480	11,175	12,852	34,057	38,773
Interest on borrowings	601	873	2,053	2,750	7,322
Interest on subordinated debt	1,886	1,722	1,917	5,185	5,738
Total interest expense	13,967	13,770	16,822	41,992	51,833
Net interest income	22,797	21,374	19,515	64,336	55,743
(Benefit) provision for credit losses	(250)	800	1,860	2,250	5,760
Net interest income, after (benefit) provision for credit losses	23,047	20,574	17,655	62,086	49,983
Other income:
Customer service fees	2,790	2,781	2,736	8,309	7,850
Net loan servicing (expense) fee income	101	(148)	(419)	(999)	(262)
Trust department fees	1,693	1,620	1,550	4,948	4,512
Insurance and brokerage commissions	3,617	3,703	3,205	11,390	11,079
Gain (loss) on securities available for sale, net	3	—	—	206	(20)
Gain on marketable equity securities	49	130	118	238	68
Gain (loss) on sales of portfolio loans	113	(323)	(1,038)	(663)	(1,865)
Mortgage banking income	4,128	4,456	5,741	13,302	13,868
Bank-owned life insurance income	55	1,440	737	1,375	1,743
Miscellaneous	238	280	499	924	2,088
Total other income	12,787	13,939	13,129	39,030	39,061
Operating expenses:
Salaries and employee benefits	19,604	20,797	18,830	59,465	54,930
Occupancy and equipment	3,659	3,562	3,504	11,338	10,616
Professional fees	810	839	814	2,478	2,365
Data processing	1,243	1,270	1,148	3,701	3,436
Advertising costs	560	609	532	1,777	1,711
Deposit insurance	677	703	671	2,077	2,056
Amortization of intangible assets	162	162	258	487	763
Other general and administrative	3,266	2,601	3,852	8,456	9,442
Total operating expenses	29,981	30,543	29,609	89,779	85,319
Income before income taxes	5,853	3,970	1,175	11,337	3,725
Provision for income taxes	1,429	500	112	2,195	539
Net income	$4,424	$3,470	$1,063	$9,142	$3,186

Average Balances and Yields (unaudited)

	Average Balances			Average Yield/Rate(1)
	For the Three Months Ended			For the Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	June 30, 2026	September 30, 2025
	(Dollars in thousands)
Interest-earning assets:
Loans	$2,266,552	$2,278,673	$2,316,795	5.83%	5.60%	5.71%
Debt securities	351,187	354,823	328,664	3.90%	3.39%	3.02%
Equity securities and mutual funds	5,488	6,669	10,564	7.21%	7.09%	7.99%
Cash equivalents	40,823	26,880	64,543	1.76%	2.08%	3.55%
Total interest-earning assets	2,664,050	2,667,045	2,720,566	5.52%	5.27%	5.34%
Noninterest-earning assets	236,643	201,110	198,982
Total assets	$2,900,693	$2,868,155	$2,919,548
Interest-bearing liabilities:
NOW accounts	$378,600	$389,967	$369,531	1.16%	1.22%	1.33%
Savings accounts	286,841	290,338	291,606	0.19%	0.20%	0.22%
Money market accounts	900,355	853,484	781,411	2.93%	2.91%	3.36%
Certificates of deposit	470,449	485,383	532,464	3.02%	3.03%	3.61%
Total interest-bearing deposits	2,036,245	2,019,172	1,975,012	2.24%	2.22%	2.58%
Borrowings:
Other Borrowings	60,423	89,024	182,368	3.89%	3.88%	4.41%
Subordinated debt	94,753	94,701	109,418	7.79%	7.19%	6.85%
Total interest-bearing liabilities	2,191,421	2,202,897	2,266,798	2.49%	2.47%	2.90%
Noninterest-bearing liabilities:
Demand deposits	468,751	430,745	427,145
Other	49,675	46,336	47,437
Total liabilities	2,709,847	2,679,978	2,741,380
Retained earnings	190,846	188,177	178,168
Total liabilities and retained earnings	$2,900,693	$2,868,155	$2,919,548
Net interest rate spread (2)				3.03%	2.80%	2.44%
Net interest-earning assets (3)	$472,629	$464,148	$453,768
Net interest margin (4)				3.42%	3.21%	2.87%

(1)
Annualized.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)
Net interest margin represents net interest income divided by average total interest-earning assets.

Average Balances and Yields (unaudited)

	Average Balances		Average Yield/Rate(1)
	For the Nine Months Ended		For the Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
	(Dollars in thousands)
Interest-earning assets:
Loans	$2,284,919	$2,349,954	5.63%	5.60%
Debt securities	360,481	316,518	3.41%	2.86%
Equity securities and mutual funds	6,677	12,104	6.61%	7.75%
Cash equivalents	28,934	54,347	1.67%	3.39%
Total interest-earning assets	2,681,011	2,732,923	5.29%	5.25%
Noninterest-earning assets	204,028	201,378
Total assets	$2,885,039	$2,934,301
Interest-bearing liabilities:
NOW accounts	$387,548	$381,692	1.20%	1.36%
Savings accounts	288,539	293,051	0.20%	0.22%
Money market accounts	863,962	757,147	2.91%	3.40%
Certificates of deposit	488,426	542,397	3.10%	3.74%
Total interest-bearing deposits	2,028,475	1,974,287	2.24%	2.63%
Borrowings:
Other Borrowings	90,190	223,249	4.02%	4.32%
Subordinated debt	94,689	109,323	7.22%	6.92%
Total interest-bearing liabilities	2,213,354	2,306,859	2.50%	2.96%
Noninterest-bearing liabilities
Demand deposits	435,310	406,664
Other	47,407	45,963
Total liabilities	2,696,071	2,759,486
Retained earnings	188,968	174,815
Total liabilities and retained earnings	$2,885,039	$2,934,301
Net interest rate spread (2)			2.79%	2.29%
Net interest-earning assets (3)	$467,657	$426,064
Net interest margin (4)			3.20%	2.72%

(1)
Annualized.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)
Net interest margin represents net interest income divided by average total interest-earning assets.